                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         RTI INTERNATIONAL METALS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

RTI LOGO
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                         APRIL 25, 2003
                         2:00 P.M. EASTERN TIME

                         7440 South Avenue
                         Boardman, Ohio

RTI LOGO
                                                              1000 Warren Avenue
                                                           Niles, Ohio 44446

April 4, 2003

Dear RTI Shareholder:

You are cordially invited to attend our 2003 Annual Meeting of Shareholders on April 25, 2003, at Mr. Anthony's, 7440 South Avenue, Boardman, Ohio.

The meeting will begin promptly at 2:00 p.m. Eastern Time with a report on Company operations. We will then elect directors and independent accountants.

Wesley W. von Schack, a director since the Company became publicly traded in 1990, has concluded not to stand for re-election due to the press of his other duties. His wise counsel will be missed.

Whether or not you plan to attend, it is important that you vote your shares. Please sign, and return your proxy card as soon as possible.

We look forward to seeing as many of you as possible at the 2003 Annual Meeting.

Sincerely,

/s/ ROBERT M. HERNANDEZ
ROBERT M. HERNANDEZ
Chairman of the Board

/s/ TIMOTHY G. RUPERT
TIMOTHY G. RUPERT
President & Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting....................................................   3

Proxy Statement.............................................................   4

   General Information......................................................   4

The Board of Directors......................................................   5

         PROPOSAL NO. 1 -- ELECTION OF DIRECTORS............................   7

         PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS..............   9

   Security Ownership........................................................ 11

   Executive Compensation.................................................... 12

   Stock Performance Graph................................................... 15

   Pension Benefits.......................................................... 15

   Employment Agreements..................................................... 16

   Other Information......................................................... 18

   Audit Committee Charter................................................... 19

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                         RTI INTERNATIONAL METALS, INC.

         TIME:
                  2:00 p.m., Eastern Time

         DATE:
                  April 25, 2003

         PLACE:
                 Mr. Anthony's
                7440 South Avenue
                Boardman, Ohio

         PURPOSE:
                  - Elect directors

                  - Elect independent accountants

                  - Conduct other business if properly raised

                  Only shareholders of record on February 28, 2003 may vote at the meeting.

                YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN
                  YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                /S/ RICHARD M. HAYS
                RICHARD M. HAYS
                Secretary

                April 4, 2003

                                PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

- WHO MAY VOTE?

Shareholders of RTI as of the close of business on the record date, February 28, 2003, are entitled to vote at the Annual Meeting.

- WHAT MAY I VOTE ON?

You may vote on:

  the election of nominees to serve on our Board of Directors and the election of our independent accountants for 2003.

- VOTING RECOMMENDATIONS

The Board recommends that you vote FOR each of the nominees.

The Audit Committee recommends that you vote FOR PricewaterhouseCoopers LLP as our independent accountants for 2003.

- HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:

  (1) notifying RTI's Secretary;

  (2) voting in person; or

  (3) returning a later-dated proxy card.

- WHAT VOTES ARE NEEDED?

The director candidates receiving the most votes will be elected to the Board. Election of the independent accountants requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                             THE BOARD OF DIRECTORS

The business and affairs of RTI are under the general direction of the Board of Directors. The Board presently consists of ten members, eight of whom are neither officers nor employees of RTI or its subsidiaries. The Board met six times during 2002.

The Nominating/Corporate Governance Committee will consider recommendations by shareholders for nominees for election as director. Recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of RTI for presentation to the Committee.

There are four principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 2002 are described below.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Robert M. Hernandez (Chairman), Craig
R. Andersson, Charles C. Gedeon, John H. Odle and Timothy G. Rupert.

The Executive Committee assists the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 2002, the Executive Committee held no meetings.

AUDIT COMMITTEE

The members of the Audit Committee, all of whom are independent directors, are Wesley W. von Schack (Chairman), Craig R. Andersson, Neil A. Armstrong, Daniel
I. Booker, (until October 26, 2002), Ronald L. Gallatin, Charles C. Gedeon and Edith E. Holiday (until October 26, 2002). The Committee has adopted, and the Board has approved, the Committee charter attached as Exhibit I hereto.

The Audit Committee assists the Board in overseeing RTI's financial reporting process and systems of internal accounting controls and monitoring RTI's compliance with legal and regulatory requirements and the independence and performance of RTI's internal auditors and independent accountants. The Committee's responsibilities are listed in the attached charter.

The Audit Committee held six meetings in 2002.

HUMAN RESOURCES COMMITTEE

The members of the Human Resources Committee, all of whom are non-employee directors, are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Ronald
L. Gallatin, Charles C. Gedeon, Edith E. Holiday and Wesley W. von Schack.

The Committee discharges the Board's duties concerning executive compensation and prepares the report on it required by the Securities and Exchange Commission.

The Human Resources Committee is responsible for review and approval of RTI's compensation philosophy; executive compensation programs, plans and awards; and policies, principles and procedures for selection and performance review of the CEO and other top management; and for establishing the CEO and other top management's compensations levels based on the Committee's evaluation of their performance. The Committee also administers RTI's long term incentive plans and stock or stock-based plans.

The Human Resources Committee held three meetings in 2002.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The members of the Nominating/Corporate Governance Committee are Robert M. Hernandez (Chairman), Daniel I. Booker and Edith E. Holiday.

The Nominating/Corporate Governance Committee is responsible for considering director candidates submitted by directors, officers, employees and shareholders; recommending to the Board candidates for election to the Board at the Annual Meeting of Shareholders or by the Board to fill vacancies occurring on the Board; and also considering RTI's director compensation from time to time. The

Committee is also responsible for developing and recommending to the Board corporate governance principles applicable to RTI as well as their periodic review.

The Nominating/Corporate Governance Committee held two meetings in 2002.

COMPENSATION OF DIRECTORS

RTI employees receive no extra pay for serving as a director. Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $35,000 (except for the Chairman) and the meeting fee $1,000. For his services as non-employee Chairman; Mr. Hernandez receives an annual retainer of $80,000:
$62,500 in RTI common stock and $17,500 in cash. The non-employee committee chairman retainer is $3,000. Mr. Hernandez has waived payment to him of a retainer as Chairman of the Nominating/Corporate Governance Committee. One-half of the annual retainer payable to non-employee directors and to non-employee committee chairmen is paid in RTI common stock. In 2002, the Common Stock utilized for this purpose and for the Chairman's annual retainer was based on $9.865, the market value of the stock on August 1, 2002.

RTI has adopted the 2002 Non-Employee Director Stock Option Plan providing for the grant of options to purchase up to 500,000 shares during the 10 year term of the Plan. All directors who are not employees of RTI participate in the Plan. On January 25, 2002, each director participating in the Plan was granted a stock option for 3,000 shares at an exercise price of $9.575 per share and on January 31, 2003, a stock option for 3,000 shares at an exercise price of $10.22 per share.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

RTI's directors are elected for one year terms. Non-employee directors may not stand for election after age 72. Employee directors leave the Board when they retire from RTI. The Board may determine to extend the retirement age for a particular director. It has determined to make such an extension to age 75 in the case of Mr. Armstrong.

The Board has nominated nine of the ten current directors for election. Mr. von Schack concluded not to stand for re-election. Consequently the Board has set the number of directors at nine as of the Annual Meeting. Each nominee for election has previously been elected by the shareholders. Of the nine individuals who are nominees for election, two are current RTI officers and the remaining seven are independent high level executives with professional experience. If any nominee is unable to serve, your proxy may be voted for another person designated by the Board.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 65
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December, 1986. He retired as a director of Albermarle Corporation on December 31, 2002. He is a director of Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a professional chemical society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a BS degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 72
RETIRED CHAIRMAN, EDO CORPORATION                            Director since 1990
(ELECTRONIC AND ELECTROMECHANICAL SYSTEMS MANUFACTURER)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; Chairman of AIL Systems, Inc. in 1989 and Chairman of EDO Corporation in 2000. He retired as Chairman of EDO in 2002 and from the other positions in prior years. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 55
PARTNER,                                                     Director since 1995
REED SMITH LLP
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith LLP. From 1992 until December 31, 2000 he was Managing Partner, or chief executive, of Reed Smith. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is a director of Oce USA Holding, Inc.; Chairman and a director of the Pittsburgh Civic Light Opera and of the Pittsburgh Regional Alliance and is active in other community and professional organizations.

RONALD L. GALLATIN                                                       Age: 57
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock and Targeted Stock. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 62
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND TRANSPORTATION
UNITED STATES STEEL CORPORATION

Mr. Gedeon joined United States Steel Corporation in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 2003. From 1983 until he joined U.S.Steel, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the American Iron and Steel Institute.

ROBERT M. HERNANDEZ                                                      Age: 58
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990

On December 31, 2001, Mr. Hernandez retired as Vice Chairman and Chief Financial Officer and director of USX Corporation. He was elected to this position on December 1, 1994. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. He is a trustee and Vice Chairman of BlackRock Funds; a director and Chairman of the Executive Committee of ACE Limited; a director of Eastman Chemical Company; a trustee of the University of Pittsburgh; and a director of UPMC Health Systems.

EDITH E. HOLIDAY                                                         Age: 51
ATTORNEY                                                     Director since 1999

Ms. Holiday was elected a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Amerada Hess Corporation; Beverly Enterprises, Inc.; Canadian National Railway Company; Hercules Incorporated and H.J. Heinz Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. She is operating trustee of TWE Holdings I, II and III Trusts. She has BS and JD degrees from the University of Florida.

JOHN H. ODLE                                                             Age: 60
EXECUTIVE VICE PRESIDENT                                     Director since 1996
OF RTI

Mr. Odle was elected a director on July 26, 1996 and has been Executive Vice President since June 1996. He was Senior Vice President--Commercial from 1989 to 1996 and served as Vice-President--Commercial from 1981 until 1989. Prior to that, Mr. Odle served as General Manager--Sales. He has 25 years of service with RTI and its predecessor. He is a member of the American Society for Metals and the International Titanium Association. He is a graduate of Miami University of Ohio.

TIMOTHY G. RUPERT                                                        Age: 56
PRESIDENT & CHIEF                                            Director since 1996
EXECUTIVE OFFICER OF RTI

Mr. Rupert was elected a director on July 26, 1996 and President & Chief Executive Officer on July 30, 1999. He had been Executive Vice President & Chief Financial Officer since June 1996. He was Senior Vice President & Chief Financial Officer from 1994 to 1996 and had served as Vice President & Chief Financial Officer since September 1991 when he joined RTI's predecessor. He has a BS degree from Indiana University of Pennsylvania. He is a director and President of the International Titanium Association, a director of Columbus Insurance Ltd., and a director of the Youngstown/Warren Regional Chamber of Commerce.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has served as independent accountants for RTI and its predecessors for a number of years. For 2002, PricewaterhouseCoopers LLP rendered professional services in connection with the audit of the financial statements of RTI and its subsidiaries, including examination of certain employee benefit plans, review of quarterly reports and review of filings with the Securities and Exchange Commission. It also provided internal audit and tax consulting services and reviewed RTI's enterprise resource planning software system from the accounting controls standpoint. It is knowledgeable about RTI's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of RTI's annual financial statements for 2002 and review of financial statements in RTI's Form 10-Q Reports in 2002 were $310,041.

ALL OTHER FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP during 2002 to RTI and its subsidiaries other than fees disclosed above were $675,759. Included in other fees was approximately $505,951 related to tax services and $94,048 related to internal audit services. Beginning August 1, 2002, PricewaterhouseCoopers no longer provided internal audit services to RTI. RTI has retained KPMG LLP to provide these services.

INDEPENDENT STATUS OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of the professional services covered by the above-described billings (other than those described under Audit Fees) was compatible with the maintenance by PricewaterhouseCoopers LLP of its independent status and has determined that it was.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

           THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THE ELECTION OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS
                               FOR RTI FOR 2003.

AUDIT COMMITTEE REPORT

We have reviewed and discussed RTI's 2002 audited financial statements with management and with PricewaterhouseCoopers LLP. We have also discussed with the independent accountants the matters required to be communicated by Statement on Auditing Standard (SAS) No. 61 as amended by SAS No. 90 (Communications With Audit Committees).

In addition we have received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 and have discussed with them their independence from RTI and its management.

Based on these reviews and discussions, we recommended to RTI's Board of Directors, and the Board has approved, that the Audited Financial Statements be included in RTI's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

           Wesley W. von Schack (Chairman)          Neil A. Armstrong

           Craig R. Andersson                      Ronald L. Gallatin
                               Charles C. Gedeon

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (TO BE UPDATED)

To the knowledge of RTI, as of February 28, 2003, no person or group owned beneficially more than five percent of the outstanding Common Stock of RTI except:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         CLASS
                ----------------                  --------------------         -----

AXA Financial, Inc..............................        2,266,541(1)           10.9%
1290 Avenue of the Americas
New York, NY 10104

ICM Asset Management, Inc.......................        2,021,117(2)            9.7%
601 W. Main Ave., Ste. 600
Spokane, WA 99201

Salomon Smith Barney Holdings Inc...............        1,859,218(3)            8.9%
388 Greenwich Street
New York, NY 10013

Smith Barney Fund Management LLC
125 Broad Street
New York, NY 10003

Citigroup Inc.
399 Park Avenue
New York, NY 10043

Dimensional Fund Advisors, Inc..................        1,614,350(4)            7.8%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401

Fuller & Thaler Asset Management, Inc. .........        1,093,200(5)            5.3%
411 Borel Avenue, Suite 402
San Mateo, CA 94402

---------

        (1) Based on Schedule 13G dated February 12, 2003, which indicates that AXA had sole voting power over 1,985,586 shares, shared voting power over 22,400 shares, sole dispositive power over 2,266,541 shares and shared dispositive power over no shares.

        (2) Based on Schedule 13G dated January 30, 2003, which indicates ICM had sole voting power over no shares, shared voting power over 1,147,471 shares, sole dispositive power over no shares and shared dispositive power over 2,021,117 shares.

        (3) Based on Schedule 13G dated January 23, 2003, which indicates that each reporting person had sole voting power and sole dispositive power over no shares; and shared voting power and shared dispositive power over 1,859,218 shares.

        (4) Based on Schedule 13G dated February 3, 2003, which indicates that Dimensional Fund had sole voting power and sole dispositive power over 1,614,350 shares and shared voting power and shared dispositive power over no shares.

        (5) Based on Schedule 13G filed February 13, 2003, which indicates Fuller & Thaler had sole voting power over 958,500 shares, shared voting power over no shares, sole dispositive power over 1,093,200 shares and shared dispositive power over no shares.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the number of shares of Common Stock of RTI beneficially owned, as of February 17, 2003, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                                         PERCENT OF
                                                    NUMBER OF            OUTSTANDING
                    NAME                           SHARES(1)(2)           SHARES(3)
                    ----                           ------------           ---------
Craig R. Andersson...........................         58,300                 --
Neil A. Armstrong............................         21,122                 --
Gordon L. Berkstresser.......................         25,583
Daniel I. Booker.............................         15,293                 --
Ronald L. Gallatin...........................         51,000                 --
Charles C. Gedeon............................          8,615                 --
Robert M. Hernandez..........................         53,625                 --
Dawne S. Hickton.............................         73,659                 --
Edith E. Holiday.............................          6,395                 --
Lawrence W. Jacobs...........................         63,604                 --
John H. Odle.................................        212,996                1.0%
Timothy G. Rupert............................        281,111                1.4%
Wesley W. von Schack.........................         18,051                 --
                                                     -------
All directors and executive officers
  as a group (13 persons)....................        889,354                4.3%

---------

(1) Includes 35,500 shares, 13,000 shares, 26,000 shares, 92,333 shares and 109,333 shares, respectively, which Mrs. Hickton and Messrs. Berkstresser, Jacobs, Odle and Rupert had the right to acquire within 60 days under the Company's 1995 Stock Plan.

(2) Includes 8,000 shares which the eight non-employee directors participating in the 2002 Non-Employee Director Stock Option Plan had the right to acquire within 60 days under the Plan.

(3) No percent is shown for ownership of less than one percent.

EXECUTIVE COMPENSATION

The following table shows the annual and long term compensation paid the chief executive officer and the other four most highly compensated executive officers of RTI for services rendered in all capacities in 2002. 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                         -------------------------------------
                                                                                                     PAYOUTS
                                           ANNUAL COMPENSATION                    AWARDS            ----------
                                    ----------------------------------   ------------------------   LONG TERM
                                                             OTHER       RESTRICTED      STOCK      INCENTIVE
          NAME AND                                $          ANNUAL        STOCK        OPTIONS        PLAN         ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION       $         (SHARES)      PAYOUTS      COMPENSATION
     ------------------       ----   ------     -----     ------------       -         --------      -------      ------------
Timothy G. Rupert...........  2002  $400,000   $400,000        --         $210,650      35,000        --             --
  President &                 2001   370,000    325,000        --          236,720      25,000        --             --
    Chief Executive Officer   2000   350,000    250,000        --          171,856      30,060        --             --
John H. Odle................  2002   270,000    160,000        --           95,750      28,000        --             --
  Executive Vice President    2001   265,000    135,000        --           94,688      23,000        --             --
                              2000   250,000    160,000        --           80,443      25,000        --             --
Gordon L. Berkstresser......  2002   133,000     75,000        --           19,150      13,000        --             --
  Vice President &            2001   125,000     50,000        --           23,672      10,000        --             --
    Controller                2000   120,000     50,000        --           21,939       7,000        --             --
Dawne S. Hickton............  2002   170,000    110,000        --           47,875      20,000        --             --
  Vice President & General    2001   160,000     75,000        --           47,344      12,000        --             --
    Counsel                   2000   150,000     70,000        --           25,596      12,000        --             --
Lawrence W. Jacobs..........  2002   154,000     80,000        --           23,938      15,000        --             --
  Vice President &            2001   145,000     55,000        --           23,672      10,000        --             --
    Chief Financial Officer   2000   140,000     50,000        --           21,939      10,000        --             --

---------

The following tables set forth information with respect to stock option grants and exercises in 2002 and December 31, 2002 stock option values:

                          STOCK OPTION GRANTS IN 2002

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                   % OF TOTAL                                          STOCK PRICE
                                                    OPTIONS                                           APPRECIATION
                                       OPTIONS     GRANTED TO    EXERCISE OR                         FOR OPTION TERM
                                       GRANTED     EMPLOYEES      BASE PRICE    EXPIRATION      -------------------------
                NAME                   (SHARES)     IN 2002         ($/SH)         DATE             5%            10%
                ----                   --------    ----------    ------------   ----------      -----------   -----------
Timothy G. Rupert....................   35,000        16.4%         $9.575         1/24/12       $210,758       534,103
John H. Odle.........................   28,000        13.1           9.575         1/24/12        168,607       427,282
Gordon L. Berkstresser...............   13,000         6.1           9.575         1/24/12         78,282       198,381
Dawne S. Hickton.....................   20,000         9.3           9.575         1/24/12        120,433       305,202
Lawrence W. Jacobs...................   15,000         7.0           9.575         1/24/12         90,325       228,901

                   AGGREGATED STOCK OPTION EXERCISES IN 2002
                   AND DECEMBER 31, 2002 STOCK OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                     UNEXERCISED                   UNEXERCISED
                                                                     OPTIONS AT                   IN-THE-MONEY
                                   SHARES                         DECEMBER 31, 2002                OPTIONS AT
                                 ACQUIRED ON                         (SHARES)(1)                DECEMBER 31, 2002
                                  EXERCISE        VALUE      ---------------------------   ---------------------------
             NAME                 (SHARES)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------    --------     -----------   -------------   -----------   -------------
Timothy G. Rupert..............       0             0          109,333        61,667        $201,960        $47,595
John H. Odle...................       0             0           92,333        51,667         113,693         39,014
Gordon L. Berkstresser.........       0             0           13,000        22,000          13,683         13,787
Dawne S. Hickton...............       0             0           35,500        32,000          22,536         22,368
Lawrence W. Jacobs.............       0             0           26,000        25,000          18,781         17,714

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Committee administers RTI's stock-based compensation plans and is also responsible for all other executive compensation matters.

RTI has adopted a comprehensive statement entitled "Pay Philosophy and Guiding Principles Governing Officer Compensation". Principal components of the statement are as follows:

The Philosophy is to have RTI's officer compensation programs:

     - promote achievement of RTI's business objectives and reinforce its strategies.

     - align the interests of RTI's officers with those of its shareholders.

     - provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable and that delivers significant rewards for exceptional performance.

The Guiding Principles are described as:

1. Pay programs will be characterized by variability, clarity, communicability and strategic emphasis. Specific areas of communication will be the factors considered, annual target incentive objectives and results and annual target levels for restricted stock vesting performance measures and results. The strategic emphasis will include recognition of the roles of various elements of pay in attracting, retaining and motivating employees, the aspects of performance that each element is best suited to reward and the characteristics of RTI and its officer group that point to emphasis on specific elements of pay.

2. Specific descriptions of salary administration and annual and long term incentive compensation administration are set forth. Annual incentive compensation is accomplished through RTI's Incentive Compensation Plan while long term incentive compensation is handled under the 1995 Stock Plan.

     Market conditions in 2001 were improved somewhat over the previous year until the events of September 11 severely impacted them. Despite the low operating rates and level of business at RTI's facilities, RTI was able to generate improved net income over 2000. In 2002, despite the continued decline in the commercial aerospace business, with the consequent decline in titanium mill product shipments, management's continued focus on profitable business and cutting production costs resulted in RTI's improving net income for the year by almost 25% compared with 2001.

     After review of the officers' performance in 2001 against their objectives, RTI's operating and financial performance, cash flow and return on assets and shareholder return, in January 2002 the Committee approved the salary increases and restricted stock and stock option awards shown in the Summary Compensation Table. These actions were in accord with the Pay Philosophy and Guiding Principles Statement.

     In January 2003, the officers' performance was again evaluated, utilizing the factors mentioned above. Performance was excellent, given the market environment. Net income, cash flow, return on assets and shareholder return were all better than the previous year. The Committee believed the performance justified the bonuses shown in the Compensation Table. The Committee also approved compensation increases and restricted stock and stock option grants to the officers.

     The procedures described above were followed in January 2002 and January 2003 in determining the CEO's salary increase, grants of restricted stock and stock options and bonus for 2002. The CEO met all but one of his objectives for 2001, cash flow and return on assets were above plan, and although income was below plan, the plan was based on a more robust business activity toward the end of the year than actually occurred in the wake of September 11. Nonetheless profit was better than in 2000. The Committee also considered comparative data in determining the CEO's salary increase (as well as those of the other officers) which suggested that RTI officers' salaries were below their peers. Considering the low operating levels, the Committee deemed the CEO's performance exemplary. The bonus determination in January, 2003 reflects the CEO's meeting all of his objectives. RTI's excellent performance in 2002 in a very difficult environment, and the Committee's view that the CEO had done an exceptional job.

Craig R. Andersson              Neil A. Armstrong                 Daniel I. Booker
Ronald L. Gallatin              Charles C. Gedeon                 Edith E. Holiday
                               Wesley W. von Schack

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the five year cumulative total return to shareholders on RTI's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of RTI, Oregon Metallurgical Corporation (until March 15, 1998, the last date its stock was publicly traded) and Timet Corporation.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     RTI, INDUSTRY PEER GROUP AND S&P 500*

                                                         S&P 500                    INDUSTRY                     RTI/RMI
                                                         -------                    --------                     -------
1997                                                       100                         100                         100
1998                                                       129                          50                          70
1999                                                       156                          27                          37
2000                                                       141                          51                          71
2001                                                       125                          36                          49
2002                                                        97                          40                          50

* Assumes $100 investment on January 1, 1997 and reinvestment of dividends.

  PENSION BENEFITS

RTI's Pension Plan is a defined benefit plan which first became effective at RMI Company (a predecessor of RTI) in 1971. The Pension Plan recognizes, for pension benefits, services and compensation with RTI, RMI Titanium Company, RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), United States Steel Corporation, USX Corporation, Quantum Chemical Corporation, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible earnings includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included in the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the U.S. Steel and the Quantum pension plans. As of December 31, 2002, Mrs. Hickton had 5 credited years of service, and Mr. Jacobs 4, Mr. Odle 25, Mr. Berkstresser 3 and Mr. Rupert 34.

     AVERAGE
   CONSECUTIVE             ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF  --------------------------------------------------
   COMPENSATION       10        15         30         40         45
------------------  -------   -------   --------   --------   --------
     $100,000       $12,500   $18,750   $ 37,500   $ 51,000   $ 57,750
      200,000        25,000    37,500     75,000    102,000    115,500
      300,000        37,500    56,260    112,500    153,000    173,250
      400,000        50,000    75,000    150,000    204,000    231,000

Under the employment agreement dated as of August 1, 1999 between RTI and Mr. Odle, RTI agreed that if he continues in active employment with RTI until either age 65, or such earlier date as the RTI Board of Directors may approve, RTI at his retirement will pay him a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to periods he was employed by U.S. Steel (3.58 years) and the Company (5.58 years) which pre-date his current period of employment, calculated pursuant to the RTI Pension Plan and its Supplemental Pension Program.

  SUPPLEMENTAL PENSION PROGRAM

Officers participating in the Incentive Compensation Plan are also eligible for the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with RTI consent, they will be entitled to receive the benefits shown in the table below based on bonuses paid under the Incentive Compensation Plan.

   AVERAGE ANNUAL
     BONUS FOR
 FIVE HIGHEST YEARS   ANNUAL BENEFITS FOR YEARS OF SERVICE
 IN TEN YEAR PERIOD   ------------------------------------
PRECEDING RETIREMENT      10           15           20
--------------------  ----------   ----------   ----------
      $ 50,000         $ 7,500      $11,250      $15,000
       100,000          15,000       22,500       30,000
       150,000          22,500       33,750       45,000
       200,000          30,000       45,000       60,000
       250,000          37,500       56,250       75,000
       300,000          45,000       67,500       90,000

In order to comply with the limitations of the Internal Revenue Code, pension benefits will be paid directly by RTI when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

  EMPLOYMENT AGREEMENTS

On August 1, 1999, RTI entered into employment agreements with Mrs. Hickton and Messrs. Jacobs, Odle and Rupert covering their employment for an initial four year term and for additional one year terms each year thereafter until the officer attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreements, each officer will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. RTI may terminate the services of the officer at any time for "cause" as defined in the agreement. Officers each agree not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if the officer terminates employment with RTI under certain circumstances following a "change in control" of RTI as defined.

The employment agreements also provide that the officer will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a "change in control" as defined.

These are:

     - a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the four years before the date of termination,

     - all unvested restricted stock and options will vest immediately,

     - life, disability, accident and health insurance benefits for 24 months after termination,

     - a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, the officer's employment is terminated by the officer for good reason or by RTI other than for cause or disability. In addition the benefits are payable to Mr. Odle or Mr. Rupert in the event either of them terminates employment within 90 days after a change in control.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

     - any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

     - the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

     - RTI merges with another company and RTI's shareholders end up with less than 50 percent of the voting power of the new entity,

     - our shareholders approve a plan of complete liquidation of RTI, or

     - we sell all or substantially all of RTI's assets.

On November 1, 1999 RTI entered into an employment agreement with Mr. Berkstresser covering his employment for an initial four year term and for additional one year terms each year thereafter until he attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreement, he will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. The agreement contains the other terms and conditions described above as being contained in the agreements with Mrs. Hickton and Mr. Jacobs.

                               OTHER INFORMATION

OTHER BUSINESS

We do not expect any business to come up for shareholder vote at the meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

OUTSTANDING SHARES

On February 28, 2003, 20,829,665 shares were outstanding and entitled to vote.

HOW WE SOLICIT PROXIES

In addition to this mailing, RTI employees may solicit proxies personally, electronically or by telephone. RTI pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

SHAREHOLDER PROPOSALS

The deadline for shareholder proposals for next year's meeting is December 5, 2003.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: April 4, 2003

                                                                       EXHIBIT I
                         RTI INTERNATIONAL METALS, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board to assist the Board in overseeing the financial reporting process and systems of internal accounting controls and monitoring the compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's internal auditors and independent accountants.

In carrying out these audit oversight responsibilities, the Audit Committee is not providing expert or special assurance as to the Company's financial statements or certification as to the independent accountants' work.

COMPOSITION

The members of the Audit Committee shall be appointed annually by the Board and shall consist of at least three members of the Board who meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. Accordingly, all of the members will be directors:

   1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company,

   2. Who receive no compensation from the Company other than directors' fees, and

   3. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Audit Committee should be a financial expert as determined by the Board or if no member is such a financial expert, the Company's Annual Report will explain why.

The Audit Committee shall meet, whether in person or telephonically, at least four times each year. The Audit Committee shall make regular reports to the Board.

The Audit Committee shall have unrestricted access to members of management and other employees as well as the relevant information to carry out its responsibilities.

RESPONSIBILITIES

   1. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management and the independent accountants prior to the filing by the Company of its annual report on Form 10-K, including significant financial reporting matters related thereto.

   3. Review with management and the independent accountants the Company's quarterly financial statements prior to the filing by the Company of its reports on Form 10-Q.

   4. Assist Board oversight of the integrity and completeness of the Company's financial statements.

   5. Discuss generally earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies.

   6. Review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   7. Review significant issues with respect to the Company's accounting principles and practices as suggested by the independent accountants, internal auditors or management.

   8. Review with the independent accountants any audit problems or difficulties and management's response to them.

   9. Approve hiring of employees or former employees of the independent accountants.

  10. Exercise sole authority (subject to shareholder ratification) in the appointment of the independent accountants, which firm reports directly to the Audit Committee.

  11. Meet with the independent accountants prior to the annual audit to review the planning and scope of the audit. Exercise sole authority to approve the terms of the audit engagement.

  12. Exercise sole authority to approve the fees to be paid to the independent accountants.

  13. Approve all non-audit relationships with the independent accountants.

  14. Receive periodic reports no less frequently than annually from the independent accountants regarding all relationships between the independent accountants and the Company, and the accountant's independence, discuss such reports with the accountants, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself to the independence of the accountants.

  15. Obtain and review, at least annually, a report by the independent accountants describing: (a) their internal quality control procedures; and
      (b) any material issues raised by (i) the most recent internal quality control review (ii) peer review of the firm, or (iii) any inquiry or investigation by governmental or professional authorities within the preceding five years concerning any independent audits by the firm, and any steps taken to address such issues.

  16. Evaluate together with the Board the performance and independence of the independent accountants and, if so determined in the Audit Committee's sole authority, replace the independent accountants.

  17. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the annual audit and quarterly reviews.

  18. Exercise sole authority in the appointment of the internal auditors, which firm is ultimately accountable to the Audit Committee and the Board, and in approving the fees to be paid to the internal auditors.

  19. Review annually with management, and the independent accountants if deemed appropriate by the Audit Committee, the internal audit budget and audit plan.

  20. Review with the internal auditors any audit problems or difficulties and management's response to them.

  21. Assist Board oversight of the internal auditors' responsibilities, performance, and the adequacy of their resources to carry out their responsibilities.

  22. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  23. Assist Board oversight of, and review with the Company's counsel, legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or governmental agencies.

  24. Meet separately at each meeting with management, with the internal auditors and with the independent accountants.

  25. Establish procedures for handling complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  26. As appropriate, obtain advice from outside legal, accounting or other advisors.

COMMITTEE PERFORMANCE EVALUATION

The Committee shall annually conduct an evaluation of its performance in fulfilling its responsibilities.

MEETINGS

A majority of Audit Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is attained, shall be the act of the Audit Committee.

RTI INTERNATIONAL METALS, INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66--4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202


                                NAME APPEARS

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE

    This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted "FOR" all Proposals.



NAME APPEARS             ____________________________________________  , 2003



                         ____________________________________________________
                                       Signature of Shareholder

                         ____________________________________________________
                                       Signature of Shareholder
                         Please sign EXACTLY as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners should both sign.

                         RTI INTERNATIONAL METALS, INC.
                      1000 WARREN AVENUE, NILES, OHIO 44446
                          PROXY FOR 2003 ANNUAL MEETING
     SOLICITED ON BEHALF OF THE DIRECTORS OF RTI INTERNATIONAL METALS, INC.

     The undersigned hereby appoints ROBERT M. HERNANDEZ, TIMOTHY G. RUPERT, JOHN H. ODLE and RICHARD M. HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RTI International Metals, Inc. on April 25, 2003, and any adjournments thereof, upon such matters as may properly come before the meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

1. Election of nine (9) Directors        [ ] FOR all nominees      [ ] WITHHOLD from all
   01 Craig R. Andersson; 02 Neil A. Armstrong; 03 Daniel I. Booker; 04 Ronald L. Gallatin; 05 Charles C. Gedeon;
   06 Robert M. Hernandez, 07 Edith E. Holiday, 08 John H. Odle and 09 Timothy G. Rupert
   INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominees name in the space below.

   _________________________________________________________________________________________________________________
2. Election of PricewaterhouseCoopers LLP as independent accountants for 2003.

                                 [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

                                           PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.